Exhibit 3.2

AMENDMENTS TO BY-LAWS

OF

LNR PROPERTY CORPORATION,

a Delaware corporation (the “Corporation”)

The undersigned, as Secretary on behalf of the Corporation, hereby certifies that at a special meeting of the Board of Directors of the Corporation held July 2, 2003, duly called at which a quorum was present, upon motion duly made and seconded, Article VI of the By-Laws of the Corporation was amended and restated in its entirety to read as follows:

“ARTICLE VI

TRANSACTION REVIEW COMMITTEE

Section 1.	The Board of Directors shall appoint a Transaction Review Committee consisting of three or more Directors, none of who is a director, officer or employee of Lennar Corporation or a subsidiary of Lennar Corporation (each, individually, an “Unrelated Director”). The Board of Directors shall designate the Chairman of the Transaction Review Committee.

Section 2.	All actions of the Transaction Review Committee will require the vote of a majority of the members present at a meeting at which a quorum is present. A quorum of the Transaction Review Committee will be a majority of its members.

Section 3.	The Corporation may not take any of the following actions, and the Board of Directors may not approve or authorize any of the following actions (if its approval or authorization is required), unless the Transaction Review Committee has approved the action:

(i)	Enter into, or permit any of its subsidiaries to enter into, any transactions with Lennar Corporation or any of its subsidiaries.

(ii)	Instruct or permit the representatives on the Executive Committee or governing body of Lennar Land Partners, Lennar Land Partners II or any other partnership, limited liability company or other venture or association in which both the Corporation and Lennar Corporation, or any of their respective subsidiaries, hold an equity interest (an “LNR/Lennar Entity”) to vote or consent with regard to any transaction between such LNR/Lennar Entity and (i) Lennar Corporation or any of its subsidiaries or (ii) the Corporation or any of its subsidiaries.”

The undersigned further hereby certifies as Secretary on behalf of the Corporation that the foregoing amendment to Article VI of the By-Laws of the Corporation was further duly adopted and approved by the Transaction Review Committee of the Corporation in accordance with Article XII, Section 1, of the By-Laws of the Corporation.

/s/ Zena M. Dickstein
Zena M. Dickstein, Secretary

[CORPORATE SEAL]

AMENDMENTS TO BY-LAWS

OF

LNR PROPERTY CORPORATION,

a Delaware corporation (the “Corporation”)

The undersigned, as Secretary on behalf of the Corporation, hereby certifies that at a special meeting of the Board of Directors of the Corporation held January 16, 2003, duly called at which a quorum was present, upon motion duly made and seconded, (i) Article VI of the By-Laws of the Corporation was amended and restated in its entirety to read as follows:

“ARTICLE VI

TRANSACTION REVIEW COMMITTEE

Section 1.	The Board of Directors shall appoint a Transaction Review Committee consisting of three or more Directors, none of who a director, officer or employee of Lennar Corporation or a subsidiary of Lennar Corporation (each, individually, an “Unrelated Director”). The Board of Directors shall designate the Chairman of the Transaction Review Committee.

Section 2.	All actions of the Transaction Review Committee will require the vote of a majority of the members present at a meeting at which a quorum is present, except that a transaction involving an expenditure of less than $10,000,000 may be approved by any individual member of the Transaction Review Committee. A quorum of the Transaction Review Committee will be a majority of its members. The Transaction Review Committee shall fix its own times and places of meeting, and shall prescribe its own rules of procedures.

Section 3.	The Corporation may not take any of the following actions, and the Board of Directors may not approve or authorize any of the following actions (if its approval or authorization is required), unless the Transaction Review Committee has approved the action:

(i)	Instruct or permit the representatives on the Executive Committee or similar body of Lennar Land Partners, Lennar Land Partners II or any other partnership that is equally owned by the Company and Lennar Corporation to vote or consent with regard to any transaction with Lennar Corporation or any of its subsidiaries which requires the unanimous vote of that Executive Committee or similar body.

(ii)	Enter into, or permit any of its subsidiaries to enter into, any transactions with Lennar Corporation or any of its subsidiaries.

Section 4.	The Transaction Review Committee shall keep regular minutes of its proceedings, which will be filed with the minutes of the meetings of the Board of Directors.”;

(ii) all other references to “Independent Directors Committee” in the By-Laws of the Corporation were amended to read “Transaction Review Committee” and all other references to “Independent Director” in the By-Laws of the Corporation were amended to read “Unrelated Director”, and (iii) Article XII, Section 1, parenthetical (b)(iii) of the By-Laws of the Corporation was deleted in its entirety.

The undersigned further hereby certifies as Secretary on behalf of the Corporation that the foregoing amendment to Article VI of the By-Laws of the Corporation was further duly adopted and approved by the Independent Directors Committee of the Corporation in accordance with Article XII, Section 1, of the By-Laws of the Corporation.

/s/ Zena M. Dickstein
Zena M. Dickstein, Secretary

[CORPORATE SEAL]

2